                                                                    EXHIBIT 14.2

            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Amdocs Limited of our report dated March 19, 2003 (except for Note 17, which is as of July 2, 2003), related to the consolidated financial statements of Certen Inc., as of and for the years ended December 31, 2001 and 2002, appearing in this Annual Report of Amdocs Limited on Form 20-F/A (Amendment No. 1), for the year ended September 21, 2003:

COMMISSION FILE NO.           DESCRIPTION OF FILING
     333-91847          Form S-8
     333-92705          Form S-8
     333-31506          Form S-8
     333-34104          Form S-8
     333-58454          Form S-8
     333-39278          Form F-3 (and related Prospectus)
     333-44994          Form F-3 (and related Prospectus)
     333-57036          Form F-3 (and related Prospectus)
     333-67572          Form F-3 (and related Prospectus)

/s/ Deloitte & Touche, LLP

Montreal, Quebec
September 17, 2004